SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             INTREPID TECHNOLOGY & RESOURCES, INC. AND SUBSIDIARIES
             ------------------------------------------------------

             (Exact name of Registrant as Specified in its Charter)


IDAHO                                                                 82-0230842

(State or other jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)


                          501 West Broadway, Suite 200
                            Idaho Falls, Idaho 82304

             INTREPID TECHNOLOGY & RESOURCES, INC. AND SUBSIDIARIES
                            2005 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              Dr. Dennis D. Keiser
                          501 West Broadway, Suite 200
                            Idaho Falls, Idaho 82304
                    (Name and address for agent for service)

                                 (208) 529-5337
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                            Michael J. McDonagh, Esq.
                           287 North Maple Grove Road
                               Boise, Idaho 83704
                                 (208) 323-1003
                              (208) 323-2439 (fax)

                                        CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES            AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED                REGISTERED*         SHARE**              PRICE**        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Shares, $0.005       1,000,000 shares  $             0.073  $           730,000  $          105.93
par value, issuable upon
exercise of stock options
by Grantees(1)
=========================================================================================================

* Represents shares issuable under the 2005 Stock Incentive Plan (the "Plan" ). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act" )

** (1) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of the shares of Common Stock on June 17, 2005.


================================================================================


                       TABLE OF CONTENTS


PART I . . . . . . . . . . . . . . . . . . . . . . . .         3
PART II. . . . . . . . . . . . . . . . . . . . . . . .         4
Item 3. Incorporation of Documents by Reference. . . .         4
Item 4. Description of Securities. . . . . . . . . . .         4
Item 5. Interests of Named Experts and Counsel . . . .         4
Item 6.  Indemnification of Directors and Officers . .         5
Item 7.  Exemption from Registration Claimed . . . . .         5
Item 8.  Exhibits. . . . . . . . . . . . . . . . . . .         6
Item 9.  Undertakings. . . . . . . . . . . . . . . . .         6
Signatures . . . . . . . . . . . . . . . . . . . . . .         8
Power of Attorney. . . . . . . . . . . . . . . . . . .         9
Exhibit 4.1. . . . . . . . . . . . . . . . . . . . . .         10
Exhibit 5.1. . . . . . . . . . . . . . . . . . . . . .         19
Exhibit 23.2 . . . . . . . . . . . . . . . . . . . . .         20

                                     PART I

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 2004.

     (b)  Form 8-K filed with the Commission on October 19, 2004.

     (c)  Definitive  Proxy  Statement  filed with the Commission on November 8,
2004.

     (d) Form 10-QSB for the three-month period ending September 30, 2004 filed with the Commission on November 15, 2005.

     (e)  Form 8-K filed with the Commission on December 13, 2004.

     (f)  Form 8-K filed with the Commission on December 21, 2004.

     (g)  Form 8-K filed with the Commission on January 14, 2005.

     (h)  Form 8-K filed with the Commission on January 28, 2005.

     (i)  Form 8-K filed with the Commission on March 10, 2005.

     (j) Forms 10-QSB/A and 10-QSB for the three-month period ending December 31, 2004, and March 31, 2005 filed with the Commission on April 15, 2005, and May 13, 2005 respectively.

     In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Idaho Business Corporation Act, Idaho Code Sec. 30-1-101 et seq. and certain provisions of the Company's Bylaws under certain circumstances provide for indemnification of the Company's Officers, Directors and controlling persons against liabilities, which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the Company's Bylaws and to the statutory provisions.

     In general, any Officer, Director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the shareholders, that the person to be indemnified met the applicable standard of conduct.

     The Company's Articles of Incorporation and Bylaws do not contain any provisions for indemnification described above.

     The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and have not been adjudged liable for negligence or misconduct.

     Indemnification may also be granted pursuant to the terms of agreements, which may be entered in the future, or pursuant to a vote of shareholders or Directors. The statutory provision cited above also grants the power to the Company to purchase and maintain insurance, which protects its Officers and Directors against any liabilities, incurred in connection with their service in such a position, and the Company may obtain such a policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company currently does not maintain directors' and officers' liability insurance for our directors and officers.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.

EXHIBIT NO.                                        DESCRIPTION
-----------                                        -----------
      4.1(1)  Intrepid Technology 2005 Stock Incentive Plan

      5.1(1)  Opinion of Michael J. McDonagh, Esq., re: Legality

     23.1(2)  Consent of Counsel (included in Exhibit 5.1)

     23.2(1)  Consent of Eide Bailly LLP., current independent auditors of Intrepid Technology &
              Resources, Inc.

     24(3)    Power of Attorney

     (1)  Provided herewith.

     (2)  Incorporated by reference to Exhibit 5.1.

     (3)  Incorporated by reference to the signature page below.

ITEM  9.  UNDERTAKINGS.

     (a)  We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Idaho Falls, State of Idaho on this 20th day of June 2005.


                                       INTREPID TECHNOLOGY &
                                       RESOURCES, INC.

June 20, 2005                          By:  /s/ Dr. Dennis D. Keiser
                                            ------------------------------------
                                            Dr. Dennis D. Keiser
                                            Chairman, President and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

KNOW  ALL  MEN  BY  THESE  PRESENTS:

     The undersigned officers and directors of Intrepid Technology & Resources, Inc., hereby constitute and appoint Dennis D. Keiser with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By:  /s/Dennis D. Keiser                           Date: June 20, 2005
     ---------------------------------------

     Dennis D. Keiser, Chairman of the
     Board, President and Chief
     Executive Officer and Director

By:  /s/Jacob D. Dustin                            Date: June 20, 2005
     ---------------------------------------

     Jacob D. Dustin, Vice-President
     Secretary & Treasurer & Principal Accounting
     Officer

By:  /s/D. Lynn Smith                              Date: June 20, 2005
     ---------------------------------------

     D. Lynn Smith, Director

By:  /s/ Michael F. LaFleur                        Date: June 20, 2005
     ---------------------------------------

     Michael F. LaFleur, Director

By:  /s/ William R. Myers                          Date: June 20, 2005
     ---------------------------------------

     William R. Myers, Director

By:  /s/ Steven Whitesides                         Date: June 20, 2005
     ---------------------------------------

     Steven Whitesides, Director